Exhibit 99.3
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 11, 2022, Choice Hotels International, Inc. (“Choice” or the “Company”, or “we”, “us”, “our”) completed its previously announced acquisition (the “Transaction”) of (1) all of the issued and outstanding shares of Radisson Hospitality, Inc. (“Radisson Americas”) and (2) certain trademarks held by Radisson Hospitality Belgium BV/SRL (“Radisson Belgium”) covering (i) the United States of America and its territories, namely Guam, American Samoa, Northern Mariana Islands, Puerto Rico and the U.S. Virgin Islands; (ii) all countries located on the continents of North America and South America; and (iii) all countries and territories located in the Caribbean (the “Radisson IP”; with Radisson Americas and the Radisson IP collectively referred to as “Radisson”), pursuant to a Share Sale and Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Choice acquired Radisson for cash consideration of $675 million, subject to closing adjustments. The Transaction was funded through cash on hand and proceeds from drawing on a pre-existing revolving credit facility.

The unaudited pro forma condensed combined financial information contained herein sets forth the following:

•The historical consolidated financial information of Choice, as of and for the three months ended March 31, 2022 (unaudited), derived from Choice’s unaudited consolidated financial statements; and for the year ended December 31, 2021, derived from Choice’s audited consolidated financial statements;
•The historical condensed combined financial information of Radisson, adjusted to reflect certain reclassifications to conform the financial statement presentation with that of Choice, as of and for the three months ended March 31, 2022 (unaudited), derived from Radisson’s unaudited condensed combined financial statements; and for the year ended December 31, 2021, derived from Radisson’s audited combined financial statements;
•Pro forma adjustments to give effect to the Transaction on the pro forma condensed combined balance sheet as of March 31, 2022, as if the Transaction closed March 31, 2022; and
•Pro forma adjustments to give effect to the Transaction on the pro forma condensed combined statements of income (loss) for the year ended December 31, 2021 and three months ended March 31, 2022, as if the Transaction closed January 1, 2021.

This unaudited pro forma condensed combined financial information should be read in conjunction with:

•Choice’s audited consolidated financial statements and related notes thereto, for the year ended December 31, 2021, included in Choice’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 24, 2022;
•Choice’s unaudited consolidated financial statements and related notes thereto, as of and for the three months ended March 31, 2022, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 10, 2022;
•Radisson’s audited combined financial statements and related notes thereto, for the year ended December 31, 2021, and unaudited condensed combined financial statements and related notes thereto, as of and for the three months ended March 31, 2022, which are included herewith as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Securities and Exchange Commission’s (“SEC”) Article 11, Pro Forma Financial Information (“Article 11”), under Regulation S-X of the Exchange Act, giving effect to the application of the acquisition method of accounting, as promulgated by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), and the related financing necessary to effectuate the Transaction. ASC 805 requires, among other things, that under the acquisition method of accounting, the acquired assets and assumed liabilities be recognized at their acquisition-date fair value, using the fair value concepts as defined in ASC Topic 820, Fair Value Measurement (“ASC 820”).

At this time, the accounting for the Transaction is ongoing, and the amounts and adjustments presented herein are provisional, as the purchase accounting is not final. Additionally, the allocation of purchase price to the acquired assets and assumed liabilities of Radisson was based on preliminary estimates of fair value, determined through discussions with Radisson management and valuation studies performed by independent third-party valuation experts. Accordingly, the final purchase accounting adjustments may differ materially from the preliminary unaudited adjustments presented herein. The preliminary estimates are based on the best information available as of the date of this filing and include certain assumptions that the Company believes are reasonable under the circumstances.

The unaudited pro forma condensed combined financial information should be read in conjunction with the notes herein, is for informational purposes only, is not intended to represent nor be indicative of actual results of operations or financial position of Choice or Radisson had the Transaction been completed on the dates assumed, nor should it be considered indicative of future consolidated results of operations or financial position. Furthermore, while the unaudited pro forma condensed combined financial information does give effect to the costs incurred to effectuate the Transaction, it does not give effect to any anticipated synergies, operating efficiencies or cost savings that may be a result of the Transaction.

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
FOR THE THREE MONTHS ENDED MARCH 31, 2022
(IN THOUSANDS, EXCEPT PER SHARE DATA)

			Pro Forma Adjustments
	Choice	Radisson
	Historical, as	Historical, as	Financing		Transaction
	Reclassified	Reclassified	Adjustments		Adjustments		Pro Forma
	(Note 2)	(Note 2)	(Note 4)		(Note 5)		Combined
REVENUES
Royalty, licensing and management fees	$90,739	$11,389	$—		$—		$102,128
Initial franchise fees	8,402	736	—		—		9,138
Procurement services	11,683	821	—		—		12,504
Owned hotels	12,037	10,691	—		—		22,728
Other	8,229	2,362	—		(635)	(c)(d)	9,956
Other revenues from franchised and managed properties	126,637	28,359	—		19	(c)	155,015
Total revenues	257,727	54,358	—		(616)		311,469
OPERATING EXPENSES
Selling, general and administrative	30,324	14,733	—		(474)	(c)(d)(f)	44,583
Depreciation and amortization	6,231	8,511	—		(3,278)	(c)(e)(g)	11,464
Owned hotels	8,154	9,758	—		(181)	(f)	17,731
Other expenses from franchised and managed properties	113,650	26,325	—		1,252	(e)	141,227
Total operating expenses	158,359	59,327	—		(2,681)		215,005
Gain on sale of business and assets, net	29		—				29
Operating income (loss)	99,397	(4,969)	—		2,065		96,493
OTHER INCOME AND EXPENSES, NET
Interest expense	11,470	1,934	1,663	(c)	(632)	(i)(l)	14,435
Interest income	(1,280)	(200)	—		—		(1,480)
Other (gains) losses	1,716	(787)	—		—		929
Equity in net loss (gain) of affiliates	(244)	—	—		—		(244)
Total other income and expenses, net	11,662	947	1,663		(632)		13,640
Income (loss) before income taxes	87,735	(5,916)	(1,663)		2,697		82,853
Income tax expense	20,344	300	(409)		(1,082)	(o)	19,153
Net income (loss)	$67,391	$(6,216)	$(1,254)		$3,779		$63,700

Basic earnings per share	$1.21	$—					$1.14
Diluted earnings per share	$1.20	$—					$1.13

See accompanying notes to the unaudited pro forma condensed combined financial information.

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2021
(IN THOUSANDS, EXCEPT PER SHARE DATA)

			Pro Forma Adjustments
	Choice	Radisson
	Historical, as	Historical, as	Financing		Transaction
	Reclassified	Reclassified	Adjustments		Adjustments		Pro Forma
	(Note 2)	(Note 2)	(Note 4)		(Note 5)		Combined
REVENUES
Royalty, licensing and management fees	$397,218	$45,574	$—		$—		$442,792
Initial franchise fees	26,342	2,692	—		—		29,034
Procurement services	50,393	2,590	—		—		52,983
Owned hotels	37,833	33,339	—		—		71,172
Other	28,669	14,337	—		(2,522)	(c)(d)	40,484
Other revenues from franchised and managed properties	528,843	98,605	—		74	(c)	627,522
Total revenues	1,069,298	197,137	—		(2,448)		1,263,987
OPERATING EXPENSES
Selling, general and administrative	145,623	78,459	—		21,626	(c)(d)(f)(k)	245,708
Depreciation and amortization	24,773	29,013	—		(7,790)	(c)(e)(g)	45,996
Owned hotels	24,754	30,858	—		(55)	(f)	55,557
Other expenses from franchised and managed properties	444,946	105,144	—		5,015	(e)	555,105
Total operating expenses	640,096	243,474	—		18,796		902,366
Impairment of long-lived assets	(282)	—	—		—		(282)
Gain on sale of asset	13	—	—		—		13
Operating income (loss)	428,933	(46,337)	—		(21,244)		361,352
OTHER INCOME AND EXPENSES, NET
Interest expense	46,680	10,914	6,746	(c)	(2,769)	(i)(l)	61,571
Interest income	(4,981)	(2,071)	—		—		(7,052)
Other gains, net	(5,134)	(3,664)	—		—		(8,798)
Equity in net loss of affiliates	15,876	—	—		—		15,876
Total other income and expenses, net	52,441	5,179	6,746		(2,769)		61,597
Income (loss) before income taxes	376,492	(51,516)	(6,746)		(18,475)		299,755
Income tax expense	87,535	405	(1,660)		(17,307)	(o)	68,973
Net income (loss)	$288,957	$(51,921)	$(5,086)		$(1,168)		$230,782

Basic earnings per share	$5.20	$—					$4.15
Diluted earnings per share	$5.15	$—					$4.11

See accompanying notes to the unaudited pro forma condensed combined financial information.

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2022
(IN THOUSANDS)

			Pro Forma Adjustments
		Radisson
		Historical, as	Financing		Transaction
	Choice	Reclassified	Adjustments		Adjustments		Pro Forma
	Historical	(Note 2)	(Note 4)		(Note 5)		Combined
ASSETS
Current assets
Cash and cash equivalents	$527,209	$161,615	$175,000	(a)	$(743,852)	(a)(c)(l)(m)	$119,972
Restricted cash	—	10,915	—		—		10,915
Accounts receivable, net	175,051	33,108	—		(313)	(c)(h)	207,846
Income taxes receivable	4,211	—	—		—		4,211
Notes receivable, net	54,746	6,314	—		—		61,060
Prepaid expenses and other current assets	26,801	12,997	—		(469)	(c)(d)	39,329
Total current assets	788,018	224,949	175,000		(744,634)		443,333
Property and equipment, at cost (net)	394,950	118,702	—		6,739	(c)(e)	520,391
Operating lease right-of-use assets	31,869	88,490	—		(46,175)	(f)	74,184
Goodwill	159,196	—	—		75,964	(b)	235,160
Intangible assets, net	311,079	282,775	—		165,725	(d)(g)	759,579
Notes receivable, net	67,649	5,166	—		(835)	(h)	71,980
Investments, employee benefit plans, at fair value	34,173	—	—		—		34,173
Investments in affiliates	28,126	149	—		322	(j)	28,597
Deferred income taxes	71,795	—	—		3,972	(o)	75,767
Other assets	85,173	7,481	(2,134)	(b)	(4,328)	(d)(i)	86,192
Total assets	$1,972,028	$727,712	$172,866		$(543,250)		$2,329,356
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$89,826	$5,116	$—		$(32)	(c)	$94,910
Accrued expenses and other current liabilities	81,265	18,471	—		24,742	(c)(k)(m)	124,478
Deferred revenue	89,724	6,773	—		—		96,497
Current portion of long-term debt	216,486	70,744	25,000	(a)	(70,744)	(l)	241,486
Liability for guest loyalty program - current	86,212	3,729	—		—		89,941
Total current liabilities	563,513	104,833	25,000		(46,034)		647,312
Long-term debt	844,426	94,958	147,866	(a)(b)	(38,925)	(l)	1,048,325
Long-term deferred revenue	108,165	27,067	—		—		135,232
Deferred compensation and retirement plan obligations	38,893	12,379	—		—		51,272
Income taxes payable	20,642	304	—		(1,980)	(o)	18,966
Operating lease liabilities	32,549	109,723	—		(67,018)	(f)	75,254
Liability for guest loyalty program - noncurrent	42,350	10,698	—		—		53,048
Other liabilities	6,845	2,620	—		(1,949)	(c)	7,516
Total liabilities	1,657,383	362,582	172,866		(155,906)		2,036,925
Commitments and Contingencies
Common stock	951	—	—		—		951
Additional paid-in-capital	265,385	365,130	—		(365,130)	(n)	265,385
Accumulated other comprehensive loss	(4,708)	—	—		—		(4,708)
Treasury stock, at cost	(1,276,348)	—	—		—		(1,276,348)
Retained earnings	1,329,365	—	—		(22,214)	(k)(o)	1,307,151
Total shareholders’ equity	314,645	365,130	—		(387,344)		292,431
Total liabilities and shareholders’ equity	$1,972,028	$727,712	$172,866		$(543,250)		$2,329,356

See accompanying notes to the unaudited pro forma condensed combined financial information.

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)
1.Description of the Transaction and Basis of Presentation
On August 11, 2022, Choice completed its previously announced acquisition of Radisson. See Note 3 for further discussion of the determination of purchase price. To fund the Transaction, Choice drew $175,000 on the Company’s existing $600,000 unsecured credit facility (the “Revolver”), as further described in Note 4, and funded the remainder with cash on hand.

Choice has prepared the unaudited pro forma condensed combined financial information in accordance with Article 11 of SEC Regulation S-X, applying the acquisition method of accounting under ASC 805, with Choice as the acquirer and Radisson as the acquiree for accounting purposes. Pursuant to the guidance in ASC 805, the acquisition method of accounting requires the purchase price to be allocated to the acquisition-date fair values of the acquired assets and assumed liabilities, with any excess recorded as goodwill. To facilitate this allocation of purchase price and using the fair value concepts outlined in ASC 820, Choice has determined the preliminary fair value estimates of the acquired assets and assumed liabilities as of August 11, 2022, the date the Transaction closed. As of the date of this report, Choice has not yet completed certain detailed valuation procedures necessary to finalize these estimates of fair value and related purchase price allocation. The finalization of these estimates is expected to be complete when Choice files its annual report on Form 10-K for the year ended December 31, 2022. Differences between preliminary estimates and the final purchase price accounting may occur and could have a material impact on the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any expected cost savings, operating nor revenue synergies that may result from the Transaction, nor any costs required to achieve such synergies. It does, however, give effect to the costs incurred to effectuate the Transaction that had not yet been recorded as of the date of the unaudited pro forma condensed combined balance sheet. See Note 5 for further details.

During the preparation of the unaudited pro forma condensed combined financial information, Choice performed a preliminary review of Radisson’s accounting policies. Adjustments were necessary to certain of the accounting policies used to produce Radisson’s historical financial statements in order to conform to those of Choice. These amounts are disclosed in Note 5 below. Furthermore, certain reclassifications have been made in order to conform the historical financial statement presentation of Radisson with Choice. See Note 2 for detailed reclassification adjustments. Final review of Radisson’s accounting policies is ongoing and additional differences may be identified that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)
2.Reclassification Adjustments
The following presents the impacts of certain reclassification adjustments made to the Choice historical financial statements, in order to align our historical financial statement presentation to our expected presentation for the go-forward combined company.

CHOICE
STATEMENT OF INCOME
RECLASSIFICATION ADJUSTMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022

				Choice
	Choice	Reclassification		Historical, as
	Historical	Adjustments		Reclassified	Combined Company Presentation
REVENUES
Royalty fees	$90,739	$(90,739)	(a)	$—
	—	90,739	(a)	90,739	Royalty, licensing and management fees
Initial franchise and relicensing fees	8,402	(8,402)	(b)	—
	—	8,402	(b)	8,402	Initial franchise fees
Procurement services	11,683	—		11,683	Procurement services
Marketing and reservation system	126,637	(126,637)	(c)	—
Owned hotels	12,037	—		12,037	Owned hotels
Other	8,229	—		8,229	Other
	—	126,637	(c)	126,637	Other revenues from franchised and managed properties
Total revenues	257,727	—		257,727
OPERATING EXPENSES
Selling, general and administrative	30,324	—		30,324	Selling, general and administrative
Depreciation and amortization	6,231	—		6,231	Depreciation and amortization
Marketing and reservation system	113,650	(113,650)	(d)	—
Owned hotels	8,154	—		8,154	Owned hotels
	—	113,650	(d)	113,650	Other expenses from franchised and managed properties
Total operating expenses	158,359	—		158,359
Gain on sale of business and assets, net	29	—		29	Gain on sale of business and assets, net
Operating income	99,397	—		99,397
OTHER INCOME AND EXPENSES, NET
Interest expense	11,470	—		11,470	Interest expense
Interest income	(1,280)	—		(1,280)	Interest income
Other (gains) losses	1,716	—		1,716	Other (gains) losses
Equity in net (gain) loss of affiliates	(244)	—		(244)	Equity in net loss (gain) of affiliates
Total other income and expenses, net	11,662	—		11,662
Income before income taxes	87,735	—		87,735
Income tax expense	20,344	—		20,344	Income tax expense
Net income	$67,391	$—		$67,391

Reclassification adjustments made to the Choice historical statement of income for the three months ended March 31, 2022:
(a)     Represents a reclassification of Royalty fees to Royalty, licensing and management fees to align our historical presentation to our expected combined company presentation.
(b)     Represents a reclassification of Initial franchise and relicensing fees to Initial franchise fees to align our historical presentation to our expected combined company presentation.
(c)     Represents a reclassification of Marketing and reservation system revenue to Other revenues from franchised and managed properties to align our historical presentation to our expected combined company presentation.
(d)    Represents a reclassification of Marketing and reservation system expense to Other expenses from franchised and managed properties to align our historical presentation to our expected combined company presentation.

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

CHOICE
STATEMENT OF INCOME
RECLASSIFICATION ADJUSTMENTS
FOR THE YEAR ENDED DECEMBER 31, 2021

				Choice
	Choice	Reclassification		Historical, as
	Historical	Adjustments		Reclassified	Combined Company Presentation
REVENUES
Royalty fees	$397,218	$(397,218)	(a)	$—	Royalty fees
	—	397,218	(a)	397,218	Royalty, licensing and management fees
Initial franchise and relicensing fees	26,342	(26,342)	(b)	—
	—	26,342	(b)	26,342	Initial franchise fees
Procurement services	50,393	—		50,393	Procurement services
Marketing and reservation system	528,843	(528,843)	(c)	—
Owned hotels	37,833	—		37,833	Owned hotels
Other	28,669	—		28,669	Other
	—	528,843	(c)	528,843	Other revenues from franchised and managed properties
Total revenues	1,069,298	—		1,069,298
OPERATING EXPENSES
Selling, general and administrative	145,623	—		145,623	Selling, general and administrative
Depreciation and amortization	24,773	—		24,773	Depreciation and amortization
Marketing and reservation system	444,946	(444,946)	(d)	—
Owned hotels	24,754	—		24,754	Owned hotels
	—	444,946	(d)	444,946	Other expenses from franchised and managed properties
Total operating expenses	640,096	—		640,096
Impairment of long-lived assets	(282)	—		(282)	Impairment of long-lived assets
Gain on sale of asset	13	—		13	Gain on sale of asset
Operating income	428,933	—		428,933
OTHER INCOME AND EXPENSES, NET
Interest expense	46,680	—		46,680	Interest expense
Interest income	(4,981)	—		(4,981)	Interest income
Other gains, net	(5,134)	—		(5,134)	Other gains, net
Equity in net loss of affiliates	15,876	—		15,876	Equity in net loss of affiliates
Total other income and expenses, net	52,441	—		52,441
Income before income taxes	376,492	—		376,492
Income tax expense	87,535	—		87,535	Income tax expense
Net income	$288,957	$—		$288,957

Reclassification adjustments made to the Choice historical statement of income for the year ended December 31, 2021:
(a)     Represents a reclassification of Royalty fees to Royalty, licensing and management fees to align our historical presentation to our expected combined company presentation.
(b)     Represents a reclassification of Initial franchise and relicensing fees to Initial franchise fees to align our historical presentation to our expected combined company presentation.
(c)     Represents a reclassification of Marketing and reservation system revenue to Other revenues from franchised and managed properties to align our historical presentation to our expected combined company presentation.
(d)    Represents a reclassification of Marketing and reservation system expense to Other expenses from franchised and managed properties to align our historical presentation to our expected combined company presentation.

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

The following presents the impacts of certain reclassification adjustments made to the Radisson historical financial statements, in order to conform Radisson’s financial statement presentation to our expected presentation for the go-forward combined company.

RADISSON
STATEMENT OF OPERATIONS
RECLASSIFICATION ADJUSTMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022

				Radisson
	Radisson	Reclassification		Historical, as
	Historical	Adjustments		Reclassified	Combined Company Presentation
Revenue	$54,358	$(54,358)	(a)	$—
	—	11,389	(a)	11,389	Royalty. licensing and management fees
	—	736	(a)	736	Initial franchise fees
	—	821	(a)	821	Procurement services
	—	10,691	(a)	10,691	Owned hotels
	—	2,362	(a)	2,362	Other
	—	28,359	(a)	28,359	Other revenues from franchised and managed properties
Total revenues	54,358	—		54,358
Costs and expenses
Owned hotel operating	9,758	—		9,758	Owned hotels
General and administrative	39,880	(25,147)	(b)(c)(e)	14,733	Selling, general and administrative
Depreciation and amortization	8,652	(141)	(b)	8,511	Depreciation and amortization
	—	26,325	(b)	26,325	Other expenses from franchised and managed properties
Total costs and expenses	58,290	1,037		59,327
Loss from operations	(3,932)	(1,037)		(4,969)
Other (expense) income
Interest expense, net	(1,734)	1,734	(d)	—
	—	(1,934)	(d)	(1,934)	Interest expense
	—	200	(d)	200	Interest income
	—	787	(c)	787	Other (gains) losses
Total other expense, net	(1,734)	787		(947)
Loss before taxes	(5,666)	(250)		(5,916)
Income tax expense	(550)	250	(e)	(300)	Income tax expense
Net loss	$(6,216)	$—		$(6,216)

Reclassification adjustments made to the Radisson historical statement of operations for the three months ended March 31, 2022:
(a)     Represents a reclassification of Revenue to align with our expected combined company presentation.
(b)    Represents a reclassification from General and administrative and Depreciation and amortization to Other expenses from franchised and managed properties.
(c)    Represents a reclassification from General and administrative to Other (gains) losses to align with our expected combined company presentation.
(d)     Represents a reclassification from Interest expense, net to Interest expense and Interest income to align with our expected combined company presentation.
(e)    Represents a reclassification from Income tax expense to Selling, general and administrative to align with our expected combined company presentation.

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

RADISSON
STATEMENT OF OPERATIONS
RECLASSIFICATION ADJUSTMENTS
FOR THE YEAR ENDED DECEMBER 31, 2021

				Radisson
	Radisson	Reclassification		Historical, as
	Historical	Adjustments		Reclassified	Combined Company Presentation
Revenue	$197,137	$(197,137)	(a)	$—
	—	45,574	(a)	45,574	Royalty. licensing and management fees
	—	2,692	(a)	2,692	Initial franchise fees
	—	2,590	(a)	2,590	Procurement services
	—	33,339	(a)	33,339	Owned hotels
	—	14,337	(a)	14,337	Other
	—	98,605	(a)	98,605	Other revenues from franchised and managed properties
Total revenues	197,137	—		197,137
Costs and expenses
Owned hotel operating	30,858	—		30,858	Owned hotels
General and administrative	179,110	(100,651)	(b)(c)(e)	78,459	Selling, general and administrative
Depreciation and amortization	29,648	(635)	(b)	29,013	Depreciation and amortization
	—	105,144	(b)	105,144	Other expenses from franchised and managed properties
Total costs and expenses	239,616	3,858		243,474
Loss from operations	(42,479)	(3,858)		(46,337)
Other (expense) income
Interest expense, net	(8,843)	8,843	(d)	—
	—	(10,914)	(d)	(10,914)	Interest expense
	—	2,071	(d)	2,071	Interest income
	—	3,664	(c)	3,664	Other gains, net
Total other expense, net	(8,843)	3,664		(5,179)
Loss before taxes	(51,322)	(194)		(51,516)
Income tax expense	(599)	194	(e)	(405)	Income tax expense
Net loss	$(51,921)	$—		$(51,921)

Reclassification adjustments made to the Radisson historical statement of operations for the year ended December 31, 2021:
(a)     Represents a reclassification of Revenue to align with our expected combined company presentation.
(b)    Represents a reclassification from General and administrative and Depreciation and amortization to Other expenses from franchised and managed properties.
(c)    Represents a reclassification from General and administrative to Other gains, net to align with our expected combined company presentation.
(d)     Represents a reclassification from Interest expense, net to Interest expense and Interest income to align with our expected combined company presentation.
(e)    Represents a reclassification from Income tax expense to Selling, general and administrative to align with our expected combined company presentation.

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

RADISSON
BALANCE SHEET
RECLASSIFICATION ADJUSTMENTS
AS OF MARCH 31, 2022

				Radisson
	Radisson	Reclassification		Historical, as
	Historical	Adjustments		Reclassified	Combined Company Presentation
Assets
Current assets
Cash and equivalents	$159,469	$2,146	(a)	$161,615	Cash and cash equivalents
	—	10,915	(a)(b)	10,915	Restricted cash
Receivables (net of allowance)	33,108	—		33,108	Accounts receivable, net
	—	6,314	(c)(d)	6,314	Notes receivable, net - current
Prepaid expenses and other	24,991	(11,994)	(b)(c)	12,997	Prepaid expenses and other current assets
Total current assets	217,568	7,381		224,949
Property, equipment, and improvements, net	118,702	—		118,702	Property and equipment, at cost (net)
Right of use assets	88,490	—		88,490	Operating lease right-of-use assets
Intangible assets, net	255,850	26,925	(d)	282,775	Intangible assets, net
Investments in uncombined affiliates	149	—		149	Investments in affiliates
Long-term notes receivable	30,411	(25,245)	(d)	5,166	Notes receivable, net
Other assets	16,542	(9,061)	(a)	7,481	Other assets
Total assets	$727,712	$—		$727,712
Liabilities and Net parent investment
Current liabilities
Accounts payable	$5,116	$—		$5,116	Accounts payable
Accrued liabilities	27,311	(8,840)	(e)(f)(g)	18,471	Accrued expenses and other current liabilities
Short-term notes payable	1,662	(1,662)	(e)	—
	—	6,773	(f)	6,773	Deferred revenue
Long-term debt, current	70,744	—		70,744	Current portion of long-term debt
	—	3,729	(g)	3,729	Liability for guest loyalty program - current
Income taxes payable	304	—		304	Income taxes payable
Total current liabilities	105,137	—		105,137
Long-term debt, net of current	52,106	42,852	(h)	94,958	Long-term debt
Long-term debt from related party	42,852	(42,852)	(h)	—
	—	27,067	(i)	27,067	Long-term deferred revenue
	—	12,379	(j)	12,379	Deferred compensation and retirement plan obligations
Lease liabilities	109,723	—		109,723	Operating lease liabilities
	—	10,698	(k)	10,698	Liability for guest loyalty program - noncurrent
Other long-term liabilities	52,764	(50,144)	(i)(j)(k)	2,620	Other liabilities
Total liabilities	362,582	—		362,582
Net parent investment	365,130	—		365,130	Additional paid-in-capital
Total liabilities and net parent investment	$727,712	$—		$727,712

Reclassification adjustments made to the Radisson historical balance sheet as of March 31, 2022:
(a)    Represents a reclassification from Other assets to Cash and equivalents and Restricted cash.
(b)    Represents a reclassification from Prepaid expenses and other to Restricted cash.
(c)     Represents a reclassification of current notes receivable from Prepaid expenses and other to Notes receivables, net - current to align with our expected combined company presentation.
(d)    Represents a reclassification from Notes receivable, net - current and Notes receivable, net to Intangible assets, net.

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)
(e)    Represents a reclassification from Short-term notes payable to Accrued expenses and other current liabilities to align with our expected combined company presentation.
(f)     Represents a reclassification from Accrued liabilities to Deferred revenue to align with our expected combined company presentation.
(g)     Represents a reclassification from Accrued liabilities to Liability for guest loyalty program - current to align with our expected combined company presentation.
(h)     Represents a reclassification from Long-term debt from related party to Long-term debt to align with our expected combined company presentation.
(i)     Represents a reclassification from Other long-term liabilities to Long-term deferred revenue to align with our expected combined company presentation.
(j)     Represents a reclassification from Other long-term liabilities to Deferred compensation and retirement plan obligations to align with our expected combined company presentation.
(k)    Represents a reclassification from Other long-term liabilities to Liability for guest loyalty - noncurrent to align with our expected combined company presentation.

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)
3. Preliminary Purchase Price and Resulting Allocation
As part of the acquisition method of accounting, the preliminary purchase price has been estimated to be $673,856, which includes the purchase price of $675,186, adjusted for Disclosed Leakage (as defined in the Purchase Agreement) and certain other prepaid expenses. This preliminary purchase price has been allocated to the acquired assets and assumed liabilities, based on their preliminary acquisition-date fair values, in accordance with ASC 805 and ASC 820. These preliminary fair values were determined using the best information available as of the date of this filing. The adjustments necessary to reflect the application of purchase accounting and recognition of the acquired assets and assumed liabilities at their acquisition-date fair value are further described in Note 5 below. As discussed in Note 1 herein, the finalization of these preliminary fair values, the preliminary purchase price and resulting allocation of such, is ongoing. Accordingly, the finalized amounts may differ from these preliminary amounts presented herein, and those differences may be material.

Assets acquired	Amount
Cash and cash equivalents	$90,919
Restricted cash	10,915
Accounts receivable	32,795
Notes receivables (current)	6,314
Prepaid expenses and other current assets	12,528
Property and equipment	125,441
Operating lease right-of-use of assets	42,315
Intangible assets	448,500
Notes receivable (noncurrent)	4,331
Investment in affiliates	471
Deferred income taxes	3,972
Other assets	3,153
Total assets acquired	$781,654

Liabilities assumed
Accounts payable	$5,084
Accrued expenses and other current liabilities	18,319
Deferred revenue - current	6,773
Liability for guest loyalty program - current	3,729
Long-term debt	56,033
Long-term deferred revenue	27,067
Deferred compensation and retirement plan obligations	12,379
Income taxes payable	304
Operating lease liabilities	42,705
Liability for guest loyalty program - noncurrent	10,698
Other liabilities	671
Total liabilities assumed	$183,762

Fair value of net assets acquired	$597,892
Goodwill	75,964
Total purchase consideration	$673,856

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

4.Pro Forma Financing Adjustments
a.In connection with the Transaction, the Company borrowed $175,000 against its Revolver, which has a maturity date of August 20, 2026, as noted within the Restated Senior Unsecured Revolving Credit Agreement (the “Restated Credit Agreement”) previously filed as Exhibit 10.1 to the Company’s Form 8-K dated August 20, 2018. The Revolver draw was comprised of $25,000 of swingline borrowings, $30,000 of Alternative Base Rate (as defined in the Restated Credit Agreement) borrowings, and $120,000 of additional borrowings.
b.Reflects the reclassification of unamortized financing costs related to the facility. Prior to the Revolver borrowings, these unamortized financing costs were presented within Other assets, in accordance with the Company’s accounting policy. As balances are drawn on the Revolver, the Company’s policy is to reclassify these amounts to present against the outstanding borrowings in the consolidated balance sheet.
c.Represents the incremental interest expense related to Revolver draw, as described in Note 4(a) above. The Revolver bears interest at a LIBOR-based rate plus applicable margin or, as noted in the Restated Credit Agreement, an alternative benchmark rate, if applicable. Accordingly, the $25,000 swingline borrowing bears interest at an aggregate 3.44%, the $30,000 Alternative Base Rate borrowing bears interest at an aggregate 5.55%, and the remaining $120,000 additional borrowing bears interest at an aggregate 3.44%. The aggregate, incremental interest recognized within the unaudited pro forma condensed combined statements of income (loss) is $1,663 and $6,746 for the three months ended March 31, 2022, and year ended December 31, 2021, respectively. A 1/8th percent change in the respective interest rates would result in an increase or decrease in interest expense of $55 and $222, for the three months ended March 31, 2022, and year ended December 31, 2021, respectively.

5.Pro Forma Transaction Accounting Adjustments
The below adjustments reflect the Company’s application of purchase accounting, pursuant to ASC 805 and ASC 820. The resulting impact of these adjustments, applicable to the acquired assets and assumed liabilities, are included in the purchase price allocation and determination of goodwill, as described in Note 3.
a.Reflects the consideration transferred at closing to acquire Radisson and effectuate the Transaction.
b.Reflects the goodwill recognized as a result of the preliminary purchase price allocation; refer to Note 3.
c.Reflects adjustments to remove the financial statement impacts of an entity comprised of the operations and financial condition of a hotel property previously divested by Radisson, which due to Radisson’s continued involvement via a long-term management agreement, and its interpretation of the relevant accounting guidance, Radisson had deferred the recognition of the sale. As a result, Radisson continued to consolidate the entity, eliminating the revenue from the related management agreement, and deferring the gain on sale. Choice has concluded it will not consolidate the hotel property post-acquisition and, pursuant to the Company’s interpretation and application of ASC Topic 606, Revenue with Contracts with Customers (“ASC 606”), will recognize the sale and ongoing revenue from the related management agreement. The below table presents the quantitative adjustments necessary to effectuate the aforementioned, included within both the unaudited pro forma condensed combined balance sheet and statements of income (loss):

As of
Adjustments impacting the pro forma balance sheet	March 31, 2022
Cash and cash equivalents	$48
Accounts Receivables (net of allowance for credit losses)	(66)
Prepaid expenses and other current assets	(1)
Property and equipment, net	(1,737)
Accounts payable	(32)
Accrued expenses and other current liabilities	(152)
Other liabilities	(1,949)

	Three Months	Year
	Ended	Ended
Adjustments impacting the pro forma statements of income (loss)	March 31, 2022	December 31, 2021
Other revenues from franchised and managed properties	$19	$74
Other (revenue)	(266)	(1,417)
Selling, general and administrative	(418)	(1,422)
Depreciation and amortization	(17)	(70)
Total impact to net income	$188	$149
d.Reflects adjustments to remove Radisson’s historical unamortized deferred franchise sales commissions of $468 and $6,136, which were paid to sales personnel to source and secure customer contracts, from Prepaid expenses and other

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)
current assets and Other assets, respectively. Corresponding adjustments of $161 and $837 were made to reduce Selling, general and administrative expense in the unaudited pro forma condensed combined statements of income (loss) for the three months ended March 31, 2022 and year ended December 31, 2021, respectively.
Additionally reflects adjustment to remove unamortized franchise agreement acquisition costs of $26,925, which were amounts paid to franchisees as an incentive to enter into new franchise agreements, from Intangible assets, net. Corresponding adjustments of $369 and $1,105 were made to reduce Other revenue in the unaudited pro forma condensed combined statements of income (loss) for the three months ended March 31, 2022 and year ended December 31, 2021, respectively.
These balances are removed as the acquisition-date fair value of these amounts is based on the expected future economic benefit to the Company, which is nil, consistent with the Company’s application of the FASB’s Accounting Standards Update 2021-08: Business Combinations (Topic 805) Accounting for Contract Assets and Contract Liabilities from Contracts with Customers.
e.Reflects the adjustment to record the acquired property and equipment assets at their preliminary fair value. As a result of this change in value, the unaudited pro forma condensed combined statements of income (loss) have also been adjusted to reflect the change in depreciation expense, which is based on Choice’s estimate of the remaining useful lives of these acquired assets.
The following table summarizes the preliminary fair value of the property and equipment assets acquired, their estimated useful lives, and the resulting depreciation expense:

			Depreciation Expense
		Estimated	Three Months	Year
	Preliminary	Useful Life	Ended	Ended
Property and equipment	Fair Value	(years)	March 31, 2022	December 31, 2021
Land	$7,159	N/A	N/A	N/A
Construction in progress	2,198	N/A	N/A	N/A
Building and leasehold improvements	94,866	24.4	997	4,042
Site improvements	586	23.1	6	26
Furniture, fixtures and equipment	8,394	3.9	538	2,183
Computer equipment and software	12,238	2.0	1,509	6,119
Total	125,441		3,050	12,370
Less: Historical Radisson Amounts(1)	116,965		1,840	8,664
Pro Forma Transaction Accounting Adjustment	$8,476		$1,210	$3,706
(1) Adjusted to exclude Property and equipment amounts described in Note 5(c).
Of the above pro forma transaction accounting adjustments related to depreciation expense, $1,252 and $5,015 for the three months ended March 31, 2022 and year ended December 31, 2021, respectively, is recorded as an increase to Other expenses from franchised and managed hotels in the unaudited pro forma condensed combined statements of income (loss).
These preliminary estimates of fair value and corresponding useful lives are still being finalized. Accordingly, a 10% change in the valuation of property and equipment assets would cause a corresponding increase or decrease in the balance of goodwill and would increase or decrease the annual depreciation expense by $1,237.
f.Reflects the remeasurement of Radisson’s operating lease liabilities, right-of-use assets and resulting lease expense, applying Choice’s accounting policies and incremental borrowing rate. Adjustments of $105 and $(309) were made to Selling, general and administrative and $(181) and $(55) to Owned hotels expense in the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2022 and year ended December 31, 2021, respectively.
g.Reflects the adjustment to recognize the acquired intangible assets at their preliminary fair value. As a result of this adjustment, the unaudited pro forma condensed combined statements of income (loss) have also been adjusted to include the resulting incremental amortization expense, which is based on Choice’s estimate of the remaining useful lives of these acquired assets.
The following table summarizes the preliminary fair value of the acquired intangible assets, their estimated useful lives, and the resulting amortization expense:

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

			Amortization Expense
		Estimated	Three Months	Year
	Preliminary	Useful Life	Ended	Ended
Identifiable intangible assets	Fair Value	(years)	March 31, 2022	December 31, 2021
Trade names	$223,700	N/A	N/A	N/A
Franchise agreements	221,500	15.5	3,524	14,290
Management agreements	3,300	15.5	52	213
Total	448,500		3,576	14,503
Less: Historical Radisson Amounts(1)	255,850		6,795	20,914
Pro Forma Transaction Accounting Adjustment	$192,650		$(3,219)	$(6,411)
(1) Adjusted to exclude amounts related to franchise agreement acquisition costs, described in Note 5(d).
These preliminary estimates of fair value and corresponding useful lives are still being finalized. Accordingly, a 10% change in the valuation of these assets would cause a corresponding increase or decrease in the balance of goodwill and would increase or decrease the annual amortization expense by $1,451.
h.Represents provisional adjustments required to align Radisson balances with Choice’s policy with respect to the application of ASC Topic 326, Financial Instruments – Credit Losses (“ASC 326”), which was adopted by Choice on January 1, 2020. Radisson, as a private company, was not required to adopt this standard prior to the Transaction. The unaudited pro forma condensed combined balance sheet as of March 31, 2022 includes a provisional adjustment to include expected credit losses of $835 related to Notes receivable and $247 related to Accounts receivable, to reflect the adoption of ASC 326.
i.Reflects adjustment of $1,808 to record an acquired interest rate cap agreement, which was secured by Radisson to hedge LIBOR-related interest rate risk on the assumed debt, at its acquisition-date fair value. Related adjustments of $15 and $24 were made to the unaudited pro forma condensed combined statements of income for the three months ended March 31, 2022 and year ended December 31, 2021, respectively, to remove historical amortization of the initial deferred premium. The fair value attributable to this agreement is entirely based on LIBOR, which increased substantially during the second and third quarters of 2022.
j.Reflects adjustment to record an equity investment in certain hotel assets at its acquisition-date fair value.
k.Reflects adjustments to record $24,194 of nonrecurring transaction costs incurred after and not yet recognized as of March 31, 2022.
l.Reflects the adjustment to remove certain third-party Radisson debt of $70,744, which was settled in cash prior to the Transaction. Additionally, reflects the adjustment to remove certain related-party debt of $42,852, which was not assumed as part of the Transaction. Lastly, reflects adjustment of $3,927 to recognize the debt assumed at its acquisition-date fair value. Corresponding adjustments of $617 and $2,745, were made to reduce Interest expense in the unaudited pro forma condensed combined statements of income (loss) for the three months ended March 31, 2022 and year ended December 31, 2021, respectively.
m.Reflects adjustment to record certain fees of $700 prepaid by Radisson’s former parent, through a reduction in cash consideration transferred at closing, related to transaction-related transition services to be provided by the Company.
n.Reflects the removal of Radisson historical equity balances.
o.To record the income tax effect of the pro forma adjustments, based on a blended foreign, federal, and state statutory rate of approximately 24.6%. The effective tax rate of the combined company could be significantly different than what is presented in these unaudited pro forma financial statements depending on post-acquisition activities, including legal entity restructuring and the geographical mix of taxable income.
p.No additional shares were issued in connection with the Transaction. Accordingly, the computation of basic and diluted earnings per share for the combined company is as follows:

CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(AMOUNTS IN THOUSANDS UNLESS OTHERWISE INDICATED)

	Three Months	Year
	Ended	Ended
(in thousands, except per share amounts)	March 31, 2022	December 31, 2021
Numerator:
Net income	$63,700	$230,782
Income allocated to participating securities	(305)	(896)
Net income available to common shareholders	$63,395	$229,886
Denominator:
Weighted average shares of common stock outstanding – basic	55,412	55,379
Basic earnings per share	$1.14	$4.15

Numerator:
Net income	$63,700	$230,782
Income allocated to participating securities	(305)	(896)
Net income available to common shareholders	$63,395	$229,886
Denominator:
Weighted average shares of common stock outstanding – basic	55,412	55,379
Dilutive effect of stock options and PVRSUs	642	504
Weighted average shares of common stock outstanding – diluted	56,054	55,883
Diluted earnings per share	$1.13	$4.11